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                                   EXHIBIT 5



                                 June 19, 1997


Firstbank Corporation
311 Woodworth Avenue
Alma, Michigan 48801

Ladies and Gentlemen:

     With respect to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Firstbank Corporation, a Michigan corporation (the "Company") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 440,000 shares of common stock, no par value, to be issued in exchange for shares of the common stock, par value $3.34 per share, of Lakeview Financial Corporation, a Michigan corporation ("Lakeview") under the terms and conditions and upon the consummation of the transactions contemplated by the Agreement and Plan of Merger, as amended (the "Merger"), and as described in the Prospectus and Proxy Statement included in the Registration Statement, we have examined such documents and questions of law as we consider necessary or appropriate for the purpose of giving this opinion.

     On the basis of such examination, we advise you that, in our opinion, the shares of common stock of the Company, in an amount up to 440,000 shares, covered by the Registration Statement, to be delivered to the shareholders of Lakeview at the time the Merger is consummated will be, when delivered to such shareholders pursuant to the Agreement and Plan of Merger, as amended (Appendix A to the Prospectus and Proxy Statement), duly and legally authorized, issued and outstanding, and will be fully paid and nonassessable, subject, in certain cases, to limitations on the right to transfer such shares as provided in the undertakings referenced in Section 5.6 of the Agreement and Plan of Merger.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and the reference to our firm under the caption "General Information-Legal Matters" in the Prospectus and Proxy Statement forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission relating thereto.

                               Very truly yours,

                    VARNUM, RIDDERING, SCHMIDT & HOWLETT LLP

                             /s/ Varnum, Riddering, Schmidt & Howlett LLP